Exhibit 99.1

FRANKLIN LAKE RESOURCES INC.
172 Starlite Street, South San Francisco, CA 94080
TEL 650-588-0425 FAX 650-588-5869 E-MAIL info@franklinlake.com

NEWS RELEASE -- No. 2006-02 -- November 10, 2006

FRANKLIN LAKE RESOURCES ANNOUNCES ANNUAL MEETING
A SUCCESS; ROGER GRAHAM EXERCISES OPTIONS

SOUTH SAN FRANCISCO, CA -- Friday, November 10, 2006 -- Franklin Lake Resources Inc. (OTCBB: FKLR), an exploratory stage mining company, announces that its annual meeting of stockholders, held on Saturday, October 21, 2006, was a success. The meeting, held in Burlingame, California, featured an updated power point presentation providing an insight into our entire program, including our facilities and processes. The presentation will be available on our website, www.franklinlake.com and will enable stockholders and other interested parties to get an update and review of our entire situation.

EXERCISE OF OPTIONS

Father Gregory Ofiesh, president and CEO, said he is encouraged by an investment of $30,000 in company stock by Roger Graham, vice president - operations. Shortly before the end of the fiscal year on October 31, 2006, Mr. Graham exercised options to acquire 230,770 shares at a price of $0.13 per share; he retains options to purchase another 769,230 shares. The entire purchase price of $30,000 came from Mr. Graham's own personal resources.

$500,000 COMMITMENTS COMPLETED

In September 2004, Father Ofiesh, personally guaranteed the investment of $250,000 in the company and in November 2005, he agreed to fund another $250,000. He completed his first commitment in October 2005, and the second on October 17, 2006. The entire $500,000 came from his personal funds, and during this two year period, the company did not receive any funds from any other source.

FINANCIAL POSITION

The funds from this investment by Mr. Graham, along with recent investments by Father Ofiesh, are anticipated to be adequate to carry the company through the end of December 2006. Father Ofiesh said that to continue its operations beyond that time, the company will have to raise additional funds and it is attempting to arrange a private placement for this purpose.

AUDIT FOR 2006

The company's fiscal year ended on October 31, 2006, and we are completing our books and records for the year. Our auditor, Ted A. Madsen, of Madsen & Associates CPAs, Inc., Murray, Utah, duly registered with the Public Companies Accounting Oversight Board, will commence his audit with a visit to our office on December 7 and 8, 2006.

OPERATIONS UPDATE

In the past few months, the company has acquired a bottle roller, a spiral concentrator, and a wet drum magnetic separator. Mr. Graham and Richard Kunter, a director of the company and a metallurgical consultant, believe that these items will allow us to largely complete the pilot plant we have been constructing at the facility. We are continuing to attempt to verify the metal content in our material, to determine its consistency, and to develop a process for extracting the valuable metals and other minerals. Our target is to be able to process 1 - 5 tons of concentrated material per day on a regular basis.

PLEASE SEND YOUR E-MAIL ADDRESS

All stockholders and other interested parties are encouraged to send their e-mail addresses to info@franklinlake.com, in order to receive copies of press releases and other documents immediately after they are submitted to the SEC for filing.

NOTE This news release may contain statements which express the company's hopes, plans, anticipations, beliefs, or expectations regarding expenses and other financial obligations, capital resources and requirements, equipment requirements, facility operations, and other aspects of our business. Statements related to our future performance or as to what we believe or expect to occur are considered forward-looking, meaning that they are based on current expectations, estimates, and projections about the company's situation and our beliefs and assumptions. These statements are subject to risks which could cause the company's actual results to differ materially from the plans, beliefs, and expectations made in those statements. Please refer to our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2005, our Quarterly Reports on Forms 10-QSB for the first three quarters of the year, and our other reports filed with the SEC, for a discussion of these and other risk factors.

CONTACT Father Gregory Ofiesh, President and CEO 650-588-0425